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                                                     EXHIBIT 10.4



                          BANCTEC, INC.

                         1994 STOCK PLAN


                    SCOPE AND PURPOSE OF PLAN

        This BancTec, Inc. 1994 Stock Plan (the "Plan") provides for the granting of Nonstatutory Stock Options (hereinafter defined) to certain employees of BancTec, Inc., a Delaware corporation (the "Corporation") or of its Affiliates (hereinafter defined).

        The purpose of the Plan is to provide an incentive for certain selected employees of the Corporation or its Affiliates to remain in the service of the Corporation or its Affiliates, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Affiliates.

SECTION 1.     Definitions.

        1.1.   "Act" shall mean the Securities Exchange Act of
1934, as amended.

        1.2. "Affiliates" shall mean (a) any corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation if each of the corporations, other than the Corporation, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        1.3. "Agreement" shall mean the written agreement between the Corporation and a Holder evidencing the Option granted by the Corporation and the understanding of the parties with respect thereto.

        1.4. "Option" shall mean an award granted in accordance with the provisions of the Plan in the form of a Nonstatutory
Option.

        1.5. "Board of Directors" shall mean the board of directors of the Corporation.

        1.6.   "Code" shall mean the Internal Revenue Code of
1986, as amended.


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        1.7.   "Committee" shall mean the committee appointed
pursuant to Section 3 hereof by the Board of Directors to administer this Plan.

        1.8. "Eligible Individuals" shall mean certain selected employees, excluding individuals who are subject to liability under section 16(b) of the Act, of the Corporation or of any of its Affiliates.

        1.9.   "Fair Market Value" shall mean:

        (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair
Market Value, the last reported sale price on such exchange on the last business day prior to the date in question; or

        (b) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subsection 1.9(a) and sales prices therefor in the over-the-counter market shall be reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question; or

        (c) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subsection 1.9(a) and sales prices therefor shall not be reported by the NASDAQ National Market System as provided in Subsection 1.9(b), and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question; or

        (d) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subsection 1.9(a) and sales prices or bid and asked prices therefor shall not be reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subsection 1.9(b) or Subsection 1.9(c) at the date of determining the Fair Market Value, the value determined in good faith by the Board of Directors.

        1.10. "Holder" shall mean an Eligible Individual to whom an Option has been granted.

        1.11. "Nonstatutory Options" shall mean stock options that do not satisfy the requirements of section 422 of the Code.


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        1.12.  "Stock" shall mean the Corporation's authorized
$.01 par value common stock, together with any other securities with respect to which Options granted hereunder may become exercisable.

SECTION 2.     STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO THE
               PLAN.

        2.1.   DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED.
The Stock, which Options granted hereunder give a Holder the right to purchase, may be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.

        Subject to the adjustments in Section 6.5 hereof, the aggregate number of shares of Stock that may be issued pursuant to the exercise of all Options granted hereunder shall not exceed
500,000 shares of BancTec, Inc. Stock.

        2.2. RESTORATION OF UNPURCHASED SHARES. If an Option hereunder expires or terminates for any reason during the term of this Plan and prior to the exercise of an Option in full or if all of the shares of Stock subject to an Option have not for any other reason been issued pursuant to the Option, the shares of Stock subject to but not issued or otherwise used under such Option shall be "restored" to the Plan by again being available for Options granted after the shares' restoration.

        2.3. ISSUANCE OF STOCK IN NAME OF HOLDER. Upon issuance of Stock to any Holder pursuant to the terms of this Plan and any Holder's Agreement, such Stock shall only be issued into the name of the Holder or his legal representative.

SECTION 3.     ADMINISTRATION OF THE PLAN.

        3.1 COMMITTEE. The Plan shall be administered by the Committee. The Committee shall consist of all non-employee members of the Board of Directors.

        3.2 DURATION, REMOVAL, ETC. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

        3.3 MEETINGS AND ACTIONS OF COMMITTEE. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business



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that are not inconsistent with the provisions hereof and with the bylaws of the Corporation as it may deem advisable.

        3.4 COMMITTEE'S POWERS. Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including, but not limited to provisions defining or otherwise relating to
(i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the respective Agreements and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Section, and such determinations shall be final, binding and conclusive.

SECTION 4.     ELIGIBILITY AND PARTICIPATION.

        4.1. ELIGIBLE INDIVIDUALS. Options may be granted hereunder only to persons who are Eligible Individuals at the time of the grant thereof.

        4.2. NO RIGHT TO OPTION. The adoption of the Plan shall not be deemed to give any person a right to be granted an Option.

SECTION 5.     GRANT OF OPTIONS AND CERTAIN TERMS OF THE
               AGREEMENTS.

        Subject to the express provisions hereof, the Committee shall determine which Eligible Individuals shall be granted Options hereunder from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Affiliates and such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares subject to each such Option and shall authorize and cause the Corporation to grant Options in accordance with such determinations.

        The date on which the Committee completes all action constituting an offer of an Option to an individual, including the specification of the number of shares of Stock to be subject to the Option, shall be the date on which the Option covered by an Agreement



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is granted, even though certain terms of the Agreement may not be at such time determined and even though the Agreement may not be executed until a later time. For purposes of the preceding sentence, an offer shall not be deemed made until the Committee has communicated the grant thereof to the potential Holder. In no event, however, shall an Eligible Individual gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by the Corporation and the Holder.

        Each Option granted hereunder shall be evidenced by an Agreement, executed by the Corporation and the Eligible Individual to whom the Option is granted, incorporating such terms as the Committee shall deem necessary or desirable. More than one Option may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder. In the event an Eligible Individual is granted more than one Option, such grants shall each be evidenced by separate Agreements.

        Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted hereunder or otherwise, and such restrictions on the transferability of shares of the Stock acquired pursuant to an Option granted hereunder or otherwise as the Committee in its sole and absolute discretion shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Affiliates for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and shareholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Agreement or a subsequent holder of the shares of Stock who is bound by such Agreement.

        In addition, the Committee may grant cash awards payable in connection with the exercise of an Option the terms and conditions of such awards to be as the Committee in its sole discretion deems appropriate.

SECTION 6.     TERMS AND CONDITIONS OF OPTIONS.

        All Options granted hereunder shall comply with, be deemed to include, and shall be subject to the following terms and conditions:

        6.1. NUMBER OF SHARES. Each Agreement shall state the number of shares of Stock to which it relates.

        6.2. OPTION EXERCISE PRICE. Each Nonstatutory Stock Option Agreement shall state the exercise price per share of Stock. The exercise price per share of Stock subject to a Nonstatutory Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the date of the grant of the Option.


1994 STOCK PLAN                   5



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         6.3.  MEDIUM AND TIME OF PAYMENT, METHOD OF EXERCISE,
AND WITHHOLDING TAXES. The exercise price of an Option shall be payable upon the exercise of the Option (i) in cash (ii) by check payable to the order of the Corporation, (iii) with the consent of the Committee, with shares of Stock of the Corporation owned by the Holder, including a multiple series of exchanges of such Stock, or (iv) by a combination of cash and such shares.

        Exercise of an Option shall not be effective until the Corporation has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate exercise price of the number of shares purchased. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.

        The Committee may, in its discretion, require a Holder to pay to the Corporation at the time of exercise of an Option or portion thereof, the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise. Where the exercise of an Option does not give rise to an obligation to withhold Federal income or other taxes on the date of exercise, the Corporation may, in its discretion, require a Holder to place unrestricted shares of Stock, which may be the shares received upon exercise of the Option, in escrow for the benefit of the Corporation until such time as Federal income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Holder as a result of the exercise of an Option or the disposition of shares of Stock acquired pursuant thereto. At such later time, the Corporation, in its discretion, may require a Holder to pay to the Corporation the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Stock. Upon receipt of such payment by the Corporation, such shares of Stock shall be released from escrow to the Holder.

        6.4. TERM, TIME OF EXERCISE, AND TRANSFERABILITY OF OPTIONS. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, the rights of a Holder under an Option shall be exercisable during a Holder's lifetime only by him or by his guardian or legal representative. Each Option shall also be subject to the following terms and conditions:

        (a) TERMINATION OF EMPLOYMENT. The provisions of this Section shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates because the Holder voluntarily terminates employment with such group of employers, the Holder shall have the right for thirty (30) days after such termination or cessation to exercise the Option with respect to that portion thereof that has become exercisable, and thereafter that portion of the Option shall terminate and cease to be exercisable.


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        If a Holder ceases to be employed by at least one of the
        employers in the group of employers consisting of the Corporation and its Affiliates because any of such entities terminates the Holder's employment for "misconduct" (as defined below), the portion, if any, of an Option that remains unexercised, including that portion, if any, that pursuant to the Agreement is not yet exercisable, at the time of the Holder's termination of employment, shall terminate and cease to be exercisable as of such time. "Misconduct" shall be as defined in the Corporation's Personnel Policy and Procedures Manual.

        If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates because one or more of such entities terminates the employment of the Holder, but not for "misconduct" (as defined above), the Holder shall have the right for ninety (90) days after such termination or cessation to exercise the Option with respect to that portion thereof that has become exercisable, and thereafter that portion of the Option shall terminate and cease to be exercisable.

        That portion of an Option which is not exercisable on the date of termination of employment or cessation of directorship shall terminate and be forfeited to the Corporation on the date of such termination or cessation.

        (b) DISABILITY. The provisions of this Section shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder ceases to be employed by at least one of the employers in the group of employers consisting of the Corporation and its Affiliates by reason of disability (as defined in section 22(e)(3) of the Code), the Holder shall have the right for twelve (12) months after the date of termination of employment with such group of employers by reason of disability, whichever occurs latest, to exercise an Option to the extent such Option is exercisable, and thereafter the Option shall terminate and cease to be exercisable.

        (c) DEATH. The provisions of this Section shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder dies while in the employ of the Corporation or an Affiliate, an Option shall be exercisable by the Holder's legal representatives, heirs, legatees, or distributees for twelve (12) months following the date of the Holder's death to the extent such Option is exercisable, and thereafter the Option shall terminate and cease to be exercisable.

        The Committee shall have authority to prescribe in any Option Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be



1994 STOCK PLAN                   7



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exercised at any time or from time to time during the term of the
Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.


        Within a reasonable time or such time as may be permitted by law after the Corporation receives written notice that the Holder has elected to exercise all or a portion of an Option, such notice to be accompanied by payment in full of the aggregate Option exercise price of the number of shares of Stock purchased, the Corporation shall deliver a certificate representing such shares and pay any other amounts payable in consequence of such exercise. The number of the shares of Stock transferrable due to an exercise of an Option shall not be increased due to the passage of time, except as may be provided in an Agreement. However, this number of such shares of Stock which are transferrable may increase due to the occurrence of certain events which are fully described in Section 6.5.

        Nothing herein or in any Option granted hereunder shall require the Corporation to issue any shares pursuant to such Option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. At the time of receipt of shares pursuant to an Option, the Corporation may, as a condition precedent, require from the Holder of the Option (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired pursuant to such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Holder (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or Federal statute or regulation, as then in effect.

        6.5.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
MERGER, ETC. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock

        (a) effected without receipt of consideration therefor by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation;

        (b) by reason of a spin-off to the shareholders of a part of the Corporation into a separate entity; or

        (c) by reason of assumptions and conversions of outstanding grants due to an acquisition by the Corporation of a separate entity;


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the following shall occur:  (1) the aggregate number and class of the reserved shares, (2) the number and class of shares subject to each outstanding Option and (3) the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change;
provided, however, that any fractional share resulting from such adjustment may be eliminated. In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of the dispute. Such determination shall be final, binding and conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Section.

        The following provisions of this Section shall apply unless a Holder's Agreement provides otherwise. The occurrence of:

        (a)    a dissolution or liquidation of the Corporation;

        (b) a merger or consolidation (other than a merger effecting a reincorporation of the Corporation in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially similar to the shareholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Corporation and their proportionate interests therein immediately prior to the transaction); or

        (c) a transaction in which any person becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation;

shall cause every Option then outstanding to terminate, but the Holders of each such then outstanding Options shall, in any event, have the right, immediately prior to such dissolution, liquidation, merger, consolidation, or transaction, to exercise such Options, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability made pursuant to a Holder's Agreement if (and only if) such Options have not at that time expired or been terminated.

        6.6. RIGHTS AS A SHAREHOLDER. A Holder shall have no right as a shareholder with respect to any shares covered by his Option until a certificate representing



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such shares is issued and delivered to him.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued.

        6.7. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefor (to the extent not theretofore exercised). Except as otherwise allowed herein, the Committee may not, without the consent of the Holder, modify any outstanding Options so as to specify a higher or lower exercise price as to Options

        6.8. FURNISH INFORMATION. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

        6.9. OBLIGATION TO EXERCISE. The granting of an Option hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof.

        6.10. AGREEMENT PROVISIONS. The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of an Option and the retention or transfer of shares thereby acquired), as the Committee shall deem advisable.

        6.11. NON-TRANSFERABILITY OF OPTION. An Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution. The Holder may not make any disposition of an Option or any interest therein. As used in this Plan, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Holder's lifetime or upon or after his death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Section shall be void and ineffective for all purposes.

SECTION 7.     REMEDIES

        7.1. REMEDIES. The Corporation shall be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.


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        7.2.   SPECIFIC PERFORMANCE.  The Corporation shall be
entitled to enforce the terms and provisions of this Section, including the remedy of specific performance, in Dallas, Dallas County, Texas or in such other places the Corporation desires.

SECTION 8.     AMENDMENT OF PLAN.

        The Board of Directors may, insofar as permitted by law, with respect to any shares at the time that are not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever.

SECTION 9.     GENERAL.

        9.1. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of shares pursuant to Options shall be used for general corporate purposes.

        9.2. RIGHT OF THE CORPORATION AND AFFILIATES TO TERMINATE EMPLOYMENT. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Affiliate, or interfere in any way with the rights of the Corporation or any Affiliate to terminate his employment any time.

        9.3. NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board of Directors nor any member of the Committee shall be liable, even if negligent, for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

        9.4.   INFORMATION CONFIDENTIAL.  As partial
consideration for the granting of each Option hereunder, the Agreement may, in the Committee's sole and absolute discretion, provide that the Holder shall agree with the Corporation that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach in determining whether to recommend the grant of any future Option to such Holder as a factor militating against the advisability of granting any such future Option to such individual.


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        9.5.   OTHER BENEFITS.  Participation in the Plan shall
not preclude the Holder from eligibility in any other stock option plan of the Corporation or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Corporation or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.

        9.6. EXECUTION OF RECEIPTS AND RELEASES. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

        9.7.   NO GUARANTEE OF INTERESTS.  The Committee, the
Board of Directors and the Corporation, individually and collectively, do NOT guarantee the Stock of the Corporation from loss or depreciation.

        9.8. PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Affiliates; provided, however, the Corporation or an Affiliate may recover any and all damages, fees, expenses, and/or costs arising out of any actions taken by the Corporation to enforce its rights hereunder.

        9.9. CORPORATION RECORDS. Records of the Corporation or its Affiliates regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

        9.10. INFORMATION. The Corporation and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

        9.11. NO LIABILITY OF CORPORATION. The Corporation assumes no obligation or responsibility to the Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

        9.12. CORPORATION ACTION. Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

        9.13. SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof,



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


but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.



        9.14. NOTICES. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance herewith or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this Section. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

        9.15. WAIVER OF NOTICE. Any person entitled to notice hereunder may waive such notice.

        9.16. SUCCESSORS. The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees and distributees upon the Corporation, its successors, and assigns, and upon the Committee, and its successors.

        9.17. HEADINGS. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

        9.18. GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by Federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by Federal law and except to the extent that Delaware corporate law conflicts with the contract law of such state, in which event Delaware corporate law shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

        9.19. WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.


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

SECTION 10.    APPROVAL OF BOARD OF DIRECTORS.

        The Plan shall take effect on the date it is approved by the Board of Directors of the Corporation.



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